Exhibit 99. (A)(1)

ACCENTURE SCA	ACCENTURE INTERNATIONAL SARL
Offer to Redeem for Cash	Offer to Purchase for Cash

Up to 12,000,000 Class I Common Shares
At
$23.62 per share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON,
NEW YORK CITY TIME, ON FRIDAY, AUGUST 12, 2005,
UNLESS THE OFFER IS EXTENDED.

     Accenture SCA, a Luxembourg partnership limited by shares, is offering to redeem in accordance with its Articles of Association, and Accenture International SARL, a Luxembourg private limited liability company and a subsidiary of Accenture SCA (“SARL”), is offering to purchase up to an aggregate of 12,000,000 Class I common shares, par value of €1.25 per share (the “Class I common shares”), of Accenture SCA at a price of $23.62 per share, in cash. We will deduct 1% of the gross proceeds to each tendering shareholder to cover our expenses in connection with the offer, with any excess being applied to fund Accenture’s employee equity programs. If more than 12,000,000 Class I common shares are tendered, Accenture SCA will redeem and SARL will purchase Class I common shares from tendering shareholders on a pro rata basis. Our offer is subject to the terms and conditions set forth in this tender offer and in the accompanying shareholder instructions and master signature page. We refer to this tender offer (including Accenture SCA’s offer to redeem and SARL’s offer to purchase) and the accompanying shareholder instructions and master signature page, together with any amendments or supplements, as the “offer.” In this offer, we use the terms “we,” “us” and “our” to refer to Accenture SCA and its subsidiaries, including SARL.

     We are offering to redeem or purchase a total of approximately 12,000,000 Class I common shares of the 319,911,299 Class I common shares outstanding as of the date of this offer. If your Class I common shares are subject to restrictions on transfer, your ability to participate in the offer may be limited.

     THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE “THE OFFER ––5. CONDITIONS OF THE OFFER.”

     The Class I common shares are not listed on any stock exchange or quoted on any organized over-the-counter market.

YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, WHETHER TO TENDER YOUR SHARES FOR REDEMPTION OR PURCHASE AND HOW MANY SHARES TO TENDER. WE MAKE NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER OR THE MANNER IN WHICH YOU SHOULD DO SO.

     You should direct questions or requests for assistance or for additional copies of this tender offer or the accompanying shareholder instructions and master signature page to Accenture’s Employee Equity Services Group at partner.equity.application@accenture.com (+1-(312) 693-3390).

July 15, 2005

Table of Contents

QUESTIONS AND ANSWERS FOR SHAREHOLDERS		1
SUMMARY OF TERMS OF THE OFFER		5
WHERE YOU CAN FIND MORE INFORMATION ABOUT US		6
FORWARD-LOOKING INFORMATION		6
GENERAL		7
ACCENTURE		7
BACKGROUND AND PURPOSE OF THE OFFER		9
THE OFFER		11

1.	Terms of the Offer	11
2.	Procedures for Tendering Shares	11
3.	Withdrawal Rights	13
4.	Acceptance for Redemption or Purchase and Payment for Shares	13
5.	Conditions of the Offer	14
6.	Extension of the Offer; Termination; Amendments	14
7.	Certain Effects of the Offer	15
8.	Price Range of Shares	15
9.	Source and Amount of Funds	16
10.	Recent Transactions and Interests in Class I Common Shares	16
11.	Accenture Ltd Bye-Laws and Articles of Association of Accenture SCA	18
12.	Legal Matters; Regulatory Approvals	21
13.	U.S. Federal Income Tax Considerations	22
14.	Luxembourg Tax Considerations	23
15.	Non-U.S. Tax Considerations	23
16.	Fees and Expenses	28

We use the term “partner” in this tender offer to refer to the executive employees of
Accenture with the “partner” title.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS

     The following section answers some of the questions that you may have about this offer. However, it is only a summary. You should carefully read the remainder of this tender offer and the accompanying shareholder instructions and master signature page because the information in this summary is not complete and because there is additional important information in the remainder of this tender offer and the accompanying shareholder instructions and master signature page. See “The Offer” on page 11.

Q1.	Why are Accenture SCA and SARL making a tender offer for Accenture SCA’s shares?

A.	Accenture SCA and SARL are making a tender offer for an aggregate of 12,000,000 of Accenture SCA’s Class I common shares in connection with Accenture’s Share Management Plan, under which Accenture has implemented a program of regular share transactions by those Accenture partners and former partners and their permitted transferees whose Accenture Ltd Class A common shares, Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares have been subject to certain restrictions on transfer. Prior to the offer, Accenture partners and former partners and their permitted transferees who hold Class A common shares of Accenture Ltd have been allowed to sell certain of their Class A common shares at market prices in transactions in accordance with the manner of sale provisions of Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Q2.	Can I tender shares in the offer?

A.	The offer is available to all holders of Accenture SCA’s Class I common shares, who may choose to tender their Class I common shares for redemption by Accenture SCA in accordance with its Articles of Association or for purchase by SARL. However, your ability to participate in the offer may be limited to the extent that your Class I common shares are subject to restrictions on transfer. See “Background and Purpose of the Offer” on page 9 and “The Offer — 11. Accenture Ltd Bye-Laws and Articles of Association of Accenture SCA —Articles of Association of Accenture SCA” on page 20.

Q3.	How can I tender my shares in the offer?

A.	If you wish to tender any of your Class I common shares in the offer, you or your duly authorized agent, as the case may be, should complete, sign and deliver the accompanying master signature page pursuant to which you will be manually executing and delivering (i) either a notice of election for redemption to Accenture SCA or a share purchase agreement with SARL and (ii) either a reimbursement agreement relating to share redemptions with Accenture Finance (Gibraltar) Limited or a reimbursement agreement relating to share purchases with Accenture Finance (Gibraltar) Limited. The master signature page must be executed and delivered in accordance with the accompanying shareholder instructions. Depending on your country of residence and your marital status, when submitting your master signature page, you may also be required to return to us initialed copies of the related shareholder documents and a spousal consent form in accordance with the accompanying shareholder instructions. See “The Offer —2. Procedures for Tendering Shares” on page 11.

Q4.	What is the master signature page and what are the shareholder documents?

A.	The master signature page forms a part of a notice or agreement that you must execute and deliver if you wish to tender your shares for redemption or purchase. If you tender your shares for redemption, by executing and delivering the master signature page, you will be executing and delivering the notice of redemption to Accenture SCA and a reimbursement agreement relating to share redemptions with Accenture Finance (Gibraltar) Limited and binding yourself by the terms and conditions thereof. If you tender your shares for purchase, by executing and delivering the master signature page, you will be executing and delivering a share purchase agreement with SARL and a reimbursement agreement relating to share purchases with Accenture Finance (Gibraltar) Limited and binding yourself by the terms and conditions thereof.

The notice of election for redemption and the share purchase agreement are included in this tender offer as Annex A and Annex B, respectively. The reimbursement agreement for shareholders that choose to have Accenture SCA redeem their shares is included in this tender offer as Annex C and the reimbursement agreement for shareholders that choose to have SARL purchase their shares is included in this tender offer as Annex D. We refer to the notice of election for redemption, the share purchase agreement and the reimbursement agreements as the “shareholder documents.” Depending on your country of residence and your marital status, when submitting your master signature page, you may also be required to return to us initialed copies of the related shareholder documents and a spousal consent form in accordance with the accompanying shareholder instructions.

Q5.	Do I have to tender shares in the offer?

A.	No. You must make your own decision whether to tender shares and, if so, whether to tender your shares for redemption or purchase and how many shares to tender. We make no recommendation as to whether you should participate in the offer or the manner in which you should do so.

Q6.	What is the tender offer price?

A.	The tender offer price is $23.62 per share, which we will pay in cash. The tender offer price equals the closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on July 14, 2005, which was the last day of trading in Accenture Ltd Class A common shares prior to the filing of this tender offer. However, we may change the terms of the offer prior to its completion, subject to SEC rules and regulations.

Q7.	Will I be charged any fees or commissions if I tender my shares in the offer?

A.	You will not incur any brokerage fees or commissions if you are a registered shareholder. However, if you tender any shares in the offer, you will be executing and delivering a reimbursement agreement with Accenture Finance (Gibraltar) Limited, a wholly-owned subsidiary of SARL, pursuant to which we will deduct 1% of the gross proceeds to each tendering shareholder to cover our expenses in connection with the offer, with any excess being applied to fund Accenture’s employee equity programs. The form of the reimbursement agreement for shareholders that choose to have Accenture SCA redeem their shares is included in this tender offer as Annex C and the form of the reimbursement agreement for shareholders that choose to have SARL purchase their shares is included in this tender offer as Annex D. See “Background and Purpose of the Offer —Partner Payments” on page 10.

Q8.	Once I have tendered shares in the offer, can I withdraw my tendered shares?

A.	Yes. You may withdraw your tendered shares at any time before 12:00 noon, New York City time, on the expiration date, unless we extend the offer, in which case you can withdraw your Class I common shares until the expiration date of the offer as extended. For a withdrawal to be effective, we must receive a new, properly completed master signature page including revised information before the expiration date. If you deliver a new, properly completed master signature page in which you tender zero shares, all of your shares will be withdrawn from the offer, your master signature page will be deemed not to have been delivered and you will not be a party to any of the shareholder documents. See “The Offer —3. Withdrawal Rights” on page 13.

Q9.	When will the tender offer be completed?

A.	We have set the expiration date for August 12, 2005, but we may change the terms or extend the term of the offer prior to its completion, subject to SEC rules and regulations. See “The Offer —6. Extension of the Offer; Termination; Amendments” on page 14.

Q10.	When will I get paid for the shares I tender in the offer?

A.	We will pay you promptly after the expiration of the offer. See “The Offer —4. Acceptance for Redemption or Purchase and Payment for Shares” on page 13.

Q11.	What will be the tax consequences of redeeming or selling Class I common shares in the offer?

A.	Your tax consequences will differ based on your circumstances, including what countries’ laws are applicable to you. Your tax consequences may also depend on whether you choose to have Accenture SCA redeem your shares or to have SARL purchase your shares. For U.S. shareholders, both the redemption of Class I common shares by Accenture SCA in the offer and the sale of Class I common shares to SARL in the offer will be a taxable event. A U.S. shareholder who chooses either to have Accenture SCA redeem its Class I common shares in the offer or to sell Class I common shares to SARL in the offer should recognize gain or loss on the disposition of the Class I common shares to the extent the amount realized by the U.S. shareholder upon the redemption or sale exceeds, or is less than, the U.S. shareholder’s adjusted tax basis in its Class I common shares. Any gain or loss resulting from such a disposition should be taxed as capital gain or loss and should be taxed as long-term capital gain if such U.S. shareholder held the Class I common shares for more than one year. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The U.S. federal income tax consequences to U.S. shareholders who redeem or sell shares in the offer are described more fully under “The Offer—13. U.S. Federal Income Tax Considerations” on page 22.

For Australian shareholders that hold their Class I common shares on capital account and choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares may be taxable in whole or in part as a deemed dividend distribution. Australian shareholders that choose to sell Class I common shares to SARL should generally be taxed in accordance with relevant capital gains tax regulations. Accordingly, we anticipate that Australian shareholders participating in the offer who desire capital gains treatment would likely choose to have their shares purchased by SARL. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Australian tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer —15. Non-U.S. Tax Considerations —Australian Tax Consequences” on page 23.

For Danish shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be taxed as a distribution equivalent to two-thirds of the proceeds received. Danish shareholders that choose to sell Class I common shares to SARL should generally be tax exempt, provided certain conditions are met. Accordingly, we anticipate that Danish shareholders participating in the offer would likely choose to have their shares purchased by SARL. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Danish tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer –15. Non-U.S. Tax Considerations —Danish Tax Consequences” on page 24.

For French shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be treated as a deemed dividend distribution. Accordingly, we anticipate that French shareholders participating in the offer who desire dividend treatment would likely choose to have their shares redeemed by SCA. French shareholders that choose to sell Class I common shares to SARL should generally be taxed in accordance with relevant capital gains tax regulations. Accordingly, we anticipate that French shareholders participating in the offer who desire capital gains treatment would likely choose to have their shares purchased by SARL. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you, taking into consideration new 2005 legislation related to deemed dividend distribution taxation. The French tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer —15. Non-U.S. Tax Considerations —French Tax Consequences” on page 25.

For Italian shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be treated as a deemed dividend distribution. Italian shareholders that choose to sell Class I common shares to SARL should generally be taxed in accordance with relevant capital gains tax regulations. Accordingly, we anticipate that Italian shareholders participating in the offer who desire capital gains treatment would likely choose to have their shares purchased by SARL. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Italian tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer —15. Non-U.S. Tax Considerations —Italian Tax Consequences” on page 25.

For Norwegian shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be taxed in accordance with relevant capital gains tax regulations. Norwegian shareholders that choose to sell Class I common shares to SARL should generally also be taxed in accordance with relevant capital gains tax regulations. Notwithstanding the foregoing, we anticipate that Norwegian shareholders participating in the offer would likely choose to have their shares purchased by SARL. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Norwegian tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer —15. Non-U.S. Tax Considerations —Norwegian Tax Consequences” on page 26.

For Spanish shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally be taxed in accordance with relevant capital gains tax regulations. Spanish shareholders that choose to sell Class I common shares to SARL should generally also be taxed in accordance with relevant capital gains tax regulations. Notwithstanding the foregoing, we anticipate that Spanish shareholders participating in the offer would likely choose to have their shares purchased by SARL. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Spanish tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer —15. Non-U.S. Tax Considerations —Spanish Tax Consequences” on page 26.

For Swedish shareholders that choose to have Accenture SCA redeem their Class I common shares, the redemption of such shares should generally result in taxation as a capital gain, which should generally be taxed for the main part at earned income tax rates. Swedish shareholders that choose to sell Class I common shares to SARL should generally have their capital gain taxed at a slightly increased capital gains tax rate that is less than the earned income tax rates. Accordingly, we anticipate that Swedish shareholders participating in the offer who desire capital gains tax treatment would likely choose to have their shares purchased by SARL. You should consult with your tax advisor to help you determine what the tax consequences of a redemption or sale of your Class I common shares would be to you. The Swedish tax consequences of redeeming or selling shares in the offer are described more fully under “The Offer —15. Non-U.S. Tax Considerations — Swedish Tax Consequences” on page 27.

Tax matters in every country are complicated and may depend on your circumstances. You are strongly urged to consult with your tax advisor concerning the tax consequences to you of tendering your Class I common shares in the offer.

WE MAKE NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER OR AS TO WHETHER YOU SHOULD CHOOSE TO HAVE ACCENTURE SCA REDEEM YOUR SHARES OR TO HAVE SARL PURCHASE YOUR SHARES.

To the holders of Class I common shares of Accenture SCA:

SUMMARY OF TERMS OF THE OFFER

     Accenture SCA hereby offers to redeem in accordance with its Articles of Association and SARL hereby offers to purchase up to an aggregate of 12,000,000 Class I common shares of Accenture SCA at a price of $23.62 per share. Class I common shareholders participating in the offer must choose to have their shares redeemed by Accenture SCA or purchased by SARL. If more than 12,000,000 Class I common shares are tendered, Accenture SCA will redeem and SARL will purchase Accenture SCA Class I common shares from tendering shareholders on a pro rata basis. The tender offer price equals the closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on July 14, 2005, which was the last day of trading in Accenture Ltd Class A common shares prior to the filing of this tender offer.

     The offer is subject to the terms and conditions set forth in this tender offer and the accompanying shareholder instructions and master signature page, which are attached as an exhibit to the Schedule TO of which this tender offer forms a part. We refer to this tender offer (including Accenture SCA’s offer to redeem and SARL’s offer to purchase) and the accompanying shareholder instructions and master signature page, together with any amendments or supplements, as the “offer.”

     Your ability to participate in the offer may be limited to the extent that your Class I common shares are subject to restrictions on transfer. See “Background and Purpose of the Offer” and “The Offer —11. Accenture Ltd Bye-Laws and Articles of Association of Accenture SCA —Articles of Association of Accenture SCA.”

     If you tender Class I common shares, we will deduct 1% of your gross proceeds to cover our expenses in connection with the offer, with any excess being applied to fund Accenture’s employee equity programs.

     The offer is not conditioned upon any minimum number of Class I common shares being tendered. It is, however, subject to other conditions. See “The Offer —5. Conditions of the Offer” on page 14.

     YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, WHETHER TO TENDER YOUR SHARES FOR REDEMPTION OR PURCHASE AND HOW MANY SHARES TO TENDER. WE MAKE NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER OR THE MANNER IN WHICH YOU SHOULD DO SO.

     We recommend that you consider your own personal financial situation and the tax consequences to you when deciding whether or not, and if so, to what extent and in what manner, to participate in the offer, including, among other factors:

•	your inability under Accenture SCA’s Articles of Association to transfer Class I common shares without our consent at any time and any limitations on transfer and/or redemption to which your Class I common shares are subject;

•	the concentration of your assets in our shares and whether you want to diversify your investment portfolio;

•	your level of indebtedness;

•	your liquidity needs; and

•	your expectation of our future performance, considering all potential business and market factors, including those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended August 31, 2004, which we have filed with the SEC.

     We recommend that you discuss this decision with your personal financial and tax advisors. You and your tax advisor should determine whether your tax liability for any disposal of your shares in the offer would be materially different depending upon whether the disposition of your Class I common shares is effected as a redemption by Accenture SCA or as a sale to SARL. See “The Offer —1. Terms of the Offer.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     Accenture SCA is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, under the Exchange Act, files annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by Accenture SCA at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC in the United States at 1-800-SEC-0330 for further information about the public reference room. Accenture SCA’s filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

     You may also request a copy of those materials, free of cost, by writing or telephoning us at the following address:

Investor Relations
Accenture
1345 Avenue of the Americas
18th Floor
New York, New York 10105
Telephone: +1 (877) ACN-5659 in the

United States and Puerto Rico
+1 (703)797-1711 outside the
United States and Puerto Rico

     This tender offer is part of a Tender Offer Statement on Schedule TO, which we filed with the SEC pursuant to Section 13(e) of the Exchange Act and the rules and regulations thereunder.

FORWARD-LOOKING INFORMATION

     We make forward-looking statements in this tender offer and in the documents we have filed with the SEC that you may access.

     Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. The reasons for this include changes in general economic and political conditions, including fluctuations in exchange rates, and the factors discussed in Accenture SCA’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004 under the heading “Risk Factors.”

     Forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this tender offer or that may be made elsewhere from time to time by, or on behalf of, us.

GENERAL

     If you wish to tender any of your Class I common shares, you should complete, sign and deliver the accompanying master signature page and, if required based on your country of residence and your marital status, initialed copies of the related shareholder documents and a spousal consent form in accordance with the accompanying shareholder instructions.

     YOU MUST PROPERLY COMPLETE AND DELIVER YOUR MASTER SIGNATURE PAGE AND, IF REQUIRED, INITIALED COPIES OF THE RELATED SHAREHOLDER DOCUMENTS AND A SPOUSAL CONSENT FORM IN ORDER TO EFFECT A VALID TENDER OF YOUR CLASS I COMMON SHARES.

     Whether or not you are a current Accenture partner, you should direct questions and requests for assistance to:

Accenture Employee Equity Services Group
partner.equity.application@accenture.com
+1 (312) 693-3390

     WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY RECOMMENDATION OR REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS TENDER OFFER OR IN THE ACCOMPANYING SHAREHOLDER INSTRUCTIONS AND MASTER SIGNATURE PAGE. IF GIVEN OR MADE, YOU MUST NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US.

     The offer is not being made to, nor will we accept any tender of Class I common shares from or on behalf of, shareholders in any jurisdiction in which the making of the offer or the acceptance of any tender of Class I common shares would not comply with the laws of such jurisdiction. In our discretion, however, we may take such action as we deem necessary for us to make the offer in any such jurisdiction and extend the offer to shareholders in such jurisdiction.

ACCENTURE

     Accenture is one of the world’s leading management consulting, technology services and outsourcing organizations. Our business consists of using our industry and business-process knowledge, our service offering expertise and our insight into and access to existing and emerging technologies to identify new business and technology trends and formulate and implement solutions for clients under demanding time constraints. We help clients identify and enter new markets, increase revenues in existing markets, improve operational performance and deliver their products and services more effectively and efficiently.

     Accenture SCA was organized in 2000 under the laws of Luxembourg and maintains a registered office in 46A Avenue J. F. Kennedy, L-1855 , Luxembourg. Accenture SCA’s telephone number in Luxembourg is (352) 26-42-35-00. SARL was organized in 2000 under the laws of Luxembourg and maintains a registered office at 46A Avenue J. F. Kennedy, L-1855 Luxembourg. SARL’s telephone number in Luxembourg is (352) 26-42-36-00.

     Accenture SCA is a subsidiary of Accenture Ltd. Accenture Ltd is a Bermuda holding company with no material assets other than Class II and Class III common shares in Accenture SCA. Accenture Ltd’s only business is to hold these shares and to act as the sole general partner of Accenture SCA. Accenture Ltd owns a majority voting interest in Accenture SCA. As the general partner of Accenture SCA and as a result of Accenture Ltd’s majority voting interest in Accenture SCA, Accenture Ltd controls Accenture SCA’s management and operations and consolidates Accenture SCA’s results in its financial statements. Accenture operates its business through subsidiaries of Accenture SCA. Accenture SCA reimburses Accenture Ltd for its expenses incurred in its capacity as the general partner of Accenture SCA but does not pay Accenture Ltd any fees.

     Prior to our transition to a corporate structure in fiscal 2001, we operated as a series of related partnerships and corporations under the control of our partners. In connection with our transition to a corporate structure, our partners generally exchanged all of their interests in these partnerships and corporations for Accenture Ltd Class A common shares or, in the case of partners in certain countries, Accenture SCA Class I common shares or exchangeable shares issued by Accenture Canada Holdings Inc., a subsidiary of Accenture SCA. Generally, partners who received Accenture SCA Class I common shares or Accenture Canada Holdings Inc. exchangeable shares also received a corresponding number of Accenture Ltd Class X common shares which entitle their holders to vote at Accenture Ltd shareholders’ meetings but do not carry any economic rights.

     Subject to transfer restrictions, Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at any time at a redemption price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of the redemption. Accenture SCA may, at its option, pay this redemption price with cash or by delivering Accenture Ltd Class A common shares on a one-for-one basis. In addition, each of our partners in the United States, Australia and Norway has agreed that we may cause that partner to exchange that partner’s Accenture SCA Class I common shares for Accenture Ltd Class A common shares on a one-for-one basis if Accenture Ltd holds more than 40% of the issued share capital of Accenture SCA and we receive a satisfactory opinion from counsel or a professional tax advisor that such exchange should be without tax cost to that partner. This one-for-one redemption price and exchange ratio will be adjusted if Accenture Ltd holds more than a de minimis amount of assets (other than its interest in Accenture SCA and assets it holds only transiently prior to contributing them to Accenture SCA) or incurs more than a de minimis amount of liabilities (other than liabilities for which Accenture SCA has a corresponding liability to Accenture Ltd). We have been advised by our legal advisors in Luxembourg that there is no relevant legal precedent in Luxembourg quantifying or defining the term “de minimis.” In the event that a question arises in this regard, we expect that management will interpret “de minimis” in light of the facts and circumstances existing at the time in question. Accenture Ltd does not intend to hold any material assets other than its interest in Accenture SCA or to incur any material liabilities such that this one-for-one redemption price and exchange ratio would require adjustment and will disclose any change in its intentions that could affect this ratio. In order to maintain Accenture Ltd’s economic interest in Accenture SCA, Accenture Ltd will generally acquire additional Accenture SCA common shares each time additional Accenture Ltd Class A common shares become outstanding.

BACKGROUND AND PURPOSE OF THE OFFER

     Accenture recognizes the need to address three important objectives related to the ownership of Accenture Ltd Class A common shares: increased public float, broader ownership of the Accenture Ltd Class A common shares and the orderly entry of Accenture Ltd Class A common shares into the market. Accenture also recognizes the needs of Accenture partners to diversify their portfolios and to achieve additional liquidity over time. To balance these objectives, and to effectively incentivize Accenture’s current and future partners, since the first half of 2002 Accenture has implemented a number of arrangements, which we refer to collectively as the Accenture Share Management Plan. These arrangements include the components described below.

Bye-laws of Accenture Ltd & Articles of Association of Accenture SCA

     At its Annual General Meeting of Shareholders in February 2005, the shareholders of Accenture Ltd approved amendments to Accenture Ltd’s Bye-laws, which relocated into the Bye-laws, without material change, the contractual restrictions on dispositions of Accenture Ltd Class A common shares held by partners and former partners that were previously contained in the Accenture Ltd voting agreement. Accenture Ltd approved the amendment of the voting agreement to relocate these provisions.

     Similarly, at its General Meeting, the shareholders of Accenture SCA approved proposed amendments to the Articles of Association of Accenture SCA for the purpose of relocating into Accenture SCA’s Articles of Association existing contractual restrictions on transfers and redemptions of Accenture SCA Class I common shares held by partners and former partners of Accenture SCA.

     These restrictions apply to certain of the covered persons described below under “The Offer —11. Accenture Ltd Bye-laws and Articles of Association of Accenture SCA.” Under Accenture Ltd’s Bye-laws and Accenture SCA’s Articles of Association, as applicable, such a covered person may not transfer any of his or her covered shares until July 24, 2005, except:

•	to participate as a seller in underwritten public offerings, share purchases, sales or redemptions or other transactions, in each case as approved in writing by Accenture Ltd; and/or

•	to estate and/or tax planning vehicles, family members and charitable organizations that agree to become bound by transfer restrictions as approved in writing by Accenture Ltd as further described below under “—Family and Charitable Transfer Program.”

     These limitations are not affected by a covered person’s retirement status but do terminate upon the death of the covered person. Notwithstanding these limitations, a covered person may (1) exchange Accenture Canada Holdings Inc. exchangeable shares for Accenture Ltd Class A common shares and (2) pledge his or her covered shares subject to the terms described under “The Offer —11. Accenture Ltd Bye-Laws and Articles of Association of Accenture SCA — Articles of Association of Accenture SCA” below.

Family and Charitable Transfer Program

     Accenture has approved certain estate and/or tax planning strategies that allow the value of a partner’s shares to be transferred directly or indirectly through tax planning vehicles which may reduce estate, gift, wealth or income taxes of either the partner or the recipient of the shares. Accenture believes that these strategies have been implemented with minimal involvement or expense by Accenture. Partners wishing to use these family and charitable transfers are required to work with identified local tax and legal advisors to assure that the transfers comply with Accenture’s requirements. Accenture will continue to impose conditions on these transfers, such as requiring that any transferee be bound by transfer restrictions agreed to in writing by us.

Quarterly Partner Share Transactions

     Commencing in calendar year 2002, Accenture has permitted partners and former partners who have been bound by the common agreements, as well as their permitted transferees who generally have agreed to restrictions required by Accenture, to sell or redeem shares in quarterly transactions with us or third parties at or below market prices. These quarterly transactions have included, among others, sales of Accenture Ltd Class A common shares in accordance with the manner of sale provisions of Rule 144 under the Securities Act, as well as redemptions, purchases and exchanges by Accenture of Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares from our partners and former partners and their permitted transferees holding these shares. These redemptions, purchases and exchanges have been at ratable levels with the sales of the Class A common shares by our partners, former partners and their permitted transferees. To have been eligible for these opportunities, the transfer restrictions applicable to such shares must have been no longer in effect.

     As we have previously announced, Accenture intends for the remainder of fiscal 2005 to allow quarterly transactions to provide partners, former partners and their permitted transferees with the opportunity to dispose of those shares that are currently eligible for transfer under the terms of the various transfer restrictions applicable to them in Accenture Ltd’s Bye-laws, Accenture SCA’s Articles of Association and any other agreements or polices with Accenture. Accenture may also approve the inclusion of additional shares that will become eligible for transfer on or before July 24, 2005 in these quarterly transactions. Accenture does not expect to permit the aggregate number of Accenture Ltd Class A common shares sold in any quarterly transaction in fiscal 2005 to exceed the average weekly volume of trading in the Accenture Ltd Class A common shares on the New York Stock Exchange for the four weeks prior to the start of these transactions.

Partner Payments

     Accenture has required certain of its partners and former partners and their permitted transferees, any time they sell shares in Accenture-approved underwritten public offerings, to pay to Accenture an amount equal to 3% of the gross proceeds from the sale of the shares, less the amount of any underwriting discount. Similarly, certain of Accenture’s partners, former partners and their permitted transferees participating in any quarterly share transactions have been required to pay to Accenture an amount equal to 3 1/2% of the gross proceeds, less any brokerage costs. Accenture has applied these amounts to cover its expenses in connection with these transactions and the administration of its Share Management Plan. Effective January 1, 2005, the payment required to be paid by certain of Accenture’s partners, former partners and their permitted transferees was reduced to an amount equal to 1% of the gross proceeds from their respective sales, less any brokerage costs, with any excess being applied to fund the Accenture Share Management Plan or Accenture’s employee equity programs.

     If you tender shares, you will be executing a reimbursement agreement with Accenture Finance (Gibraltar) Limited, a wholly-owned subsidiary of SARL, pursuant to which we will deduct the 1% payment described above. The form of the reimbursement agreement for shareholders that choose to have Accenture SCA redeem their shares is included in this tender offer as Annex C and the form of the reimbursement agreement for shareholders that choose to have SARL purchase their shares is included in this tender offer as Annex D.

The Offer

     The offer is a part of Accenture’s Share Management Plan. Accenture has lifted the share transfer restrictions to allow partners and former partners and their permitted transferees holding Accenture Ltd Class A common shares to sell limited quantities of these shares at market prices in transactions in accordance with the manner of sale provisions of Rule 144 under the Securities Act. Accenture is lifting the share transfer restrictions to allow partners and former partners and their permitted transferees holding Accenture SCA Class I common shares to redeem or sell such shares in the offer. Accenture intends to satisfy these redemptions and sales by paying cash in a per share amount of $23.62, which equals the closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on July 14, 2005, which was the last day of trading in Accenture Ltd Class A common shares prior to the filing of this tender offer.

New Executive Trading Policy

     On July 1, 2005, Accenture implemented a new senior executive trading policy that, among other things, will affect how our active partners may dispose of shares they acquired in connection with our transition to a corporate structure in 2001. The policy will replace our Share Management Plan in our 2006 fiscal year. For more information on this policy see “Annex C: Share Management Plan” in our proxy statement for the 2005 annual general meeting of shareholders.

THE OFFER

     1. Terms of the Offer. Upon the terms and subject to the conditions of the offer, Accenture SCA will redeem or SARL will purchase up to an aggregate of 12,000,000 of Accenture SCA’s Class I common shares at an offer price of $23.62 per share in cash. If more than 12,000,000 Class I common shares are tendered, Accenture SCA will redeem and SARL will purchase Class I common shares from tendering shareholders on a pro rata basis. If proration is required, we will determine the final proration factor promptly after the expiration date. Proration for each shareholder tendering Class I common shares will be based on the ratio of the number of shares tendered by each shareholder to the total number of shares tendered by all shareholders (including those tendered for redemption by Accenture SCA and those tendered for purchase by SARL). This ratio will be applied to determine the number of Class I common shares that Accenture SCA will redeem or SARL will purchase, as applicable, from each tendering shareholder. The tender offer price equals the closing sale price of Accenture Ltd Class A common shares as reported by the New York Stock Exchange on July 14, 2005, which was the last day of trading in Accenture Ltd Class A common shares prior to the filing of this tender offer.

     The term “expiration date” means 12:00 noon, New York City time, on August 12, 2005, unless we extend the offer. If we extend the offer, the term “expiration date” will mean the date and time to which we extend it. We describe our right to extend the offer, and to delay, terminate or amend the offer, in Section 6.

     Subject to applicable SEC regulations, we reserve the right to change the terms of the offer. If:

(1)	we increase the number of Class I common shares that we will accept in the offer by more than 2% of the outstanding Class I common shares, decrease the number of Class I common shares that we may accept in the offer or change the offer price;

and

(2)	the offer is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease,

then we will extend the offer until the expiration of that ten business day period. “Business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Other material amendments to the offer may require us to extend the offer for a minimum of five business days, and we will need to amend the Schedule TO of which this tender offer forms a part for any material changes in the facts set forth in the Schedule TO.

     All Class I common shares that Accenture SCA redeems or SARL purchases in the offer will be redeemed or purchased at the offer price.

     If each of the conditions set forth in Section 5 are satisfied or waived prior to the expiration of the offer, Accenture SCA will redeem all Class I common shares validly tendered for redemption at the offer price, and SARL will purchase all Class I common shares validly tendered for purchase at the offer price, up to an aggregate of 12,000,000 Class I common shares. If any of the conditions is not satisfied or waived prior to the expiration of the offer, we will not complete the offer. (Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or to redeem or purchase any Class I common shares that we have accepted for redemption or purchase and payment if it would be illegal for us to do so under applicable law.)

     2. Procedures for Tendering Shares. Proper Tender of Shares. In order for your Class I common shares to be validly tendered in the offer, we must receive your properly completed and executed master signature page and, depending on your country of residence and your marital status, initialed copies of the related shareholder documents and a spousal consent form at or before 12:00 noon, New York City time, on the expiration date. All documents must be delivered in accordance with the accompanying shareholder instructions. The master signature page provides, among other things, the opportunity for tendering shareholders to choose to have their Class I common shares redeemed by Accenture SCA or purchased by SARL.

     The master signature page forms a part of a notice or agreement that you must execute and deliver if you wish to tender your shares for redemption or purchase. If you tender your shares for redemption, by executing and delivering the master signature page, you will be executing and delivering the notice of redemption to Accenture SCA and a reimbursement agreement relating to share redemptions with Accenture Finance (Gibraltar) Limited and binding yourself by the terms and conditions thereof. If you tender your shares for purchase, by executing and delivering the master signature page, you will be executing and delivering a share purchase agreement with SARL and a reimbursement agreement relating to share purchases with Accenture Finance (Gibraltar) Limited and binding yourself by the terms and conditions thereof.

     The notice of election for redemption and the share purchase agreement are included in this tender offer as Annex A and Annex B, respectively. The reimbursement agreement for shareholders that choose to have Accenture SCA redeem their shares is included in this tender offer as Annex C and the reimbursement agreement for shareholders that choose to have SARL purchase their shares is included in this tender offer as Annex D. We refer to the notice of election for redemption, the share purchase agreement and the reimbursement agreements as the “shareholder documents.” Depending on your country of residence and your marital status, when submitting your master signature page, you may also be required to return to us initialed copies of the related shareholder documents and a spousal consent form in accordance with the accompanying shareholder instructions.

     If your Class I common shares are subject to the transfer restrictions in the Articles of Association of Accenture SCA, Accenture will advise you of the number of shares for which it will approve the transfer in connection with the offer. See “Background and Purpose of the Offer.”

     The method by which you deliver your completed shareholder documents is at your option and risk. Please see the instructions included with the master signature page delivered to you by Accenture and attached as an exhibit to the Schedule TO of which this tender offer forms a part. You should allow sufficient time to ensure that we receive your master signature page and, if required, initialed copies of the related shareholder documents and a spousal consent form at or before 12:00 noon, New York City time, on the expiration date.

     U.S. Federal Income Tax Backup Withholding. Any tendering shareholder who has not already provided us with an accurate and complete Form W-9 or substitute form (in the case of a U.S. shareholder) or Form W-8BEN (in the case of a non-U.S. shareholder) must fill out and return to us the appropriate form, which is available from Accenture’s Employee Equity Services Group, who may be contacted at the numbers on the last page of this tender offer. These forms have also been filed as exhibits to the Schedule TO of which this tender offer forms a part. If you do not provide us with the appropriate form, or you do not already have an accurate and complete form on file with us, you will be subject to U.S. federal backup withholding of up to 28% of the gross proceeds paid to you pursuant to the offer. The U.S. federal income tax consequences of backup withholding are described more fully in this tender offer under “—13. U.S. Federal Income Tax Considerations —Backup Withholding” on page 22.

     Determination of Validity, Rejection of Shares, Waiver of Defects, Notice of Defects. We will determine, in our sole discretion, all questions as to the number of Class I common shares to be accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for redemption or purchase of any tender of Class I common shares. Our determination will be final and binding on all parties. We reserve the right to reject any or all tenders of Class I common shares we determine not to be in proper form or the acceptance for redemption or purchase of or payment for which may be unlawful. We also reserve the right to waive any or all of the conditions of the offer, subject to applicable law and regulations, or any defect or irregularity in any tender of Class I common shares. Our interpretation of the terms of the offer, including the conditions thereto and the instructions to the shareholder communication, will be final and binding. No tender of Class I common shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defect or irregularity in connection with tenders must be cured within such time as we may determine. None of Accenture SCA, SARL or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     Tender Constitutes an Agreement. The tender of Class I common shares will constitute a binding agreement between the tendering shareholder and us upon the terms, and subject to the conditions, of the offer. Your tender of Class I common shares will constitute your acceptance of the terms and conditions of the offer, including the offer price and the deduction by Accenture of the 1% of the gross proceeds to you to cover our expenses in connection with the offer (with any excess being applied to fund Accenture’s employee equity programs) as described in this document.

     3. Withdrawal Rights. You may withdraw tendered Class I common shares at any time before 12:00 noon, New York City time, on the expiration date, unless we extend the offer, in which case you can withdraw your Class I common shares until the expiration of the offer as extended. You may also withdraw tendered Class I common shares after the expiration of 40 business days from the commencement of the offer. For a withdrawal to be effective, we must receive a new, properly completed master signature page including revised information before the expiration date. If you deliver a new, properly completed master signature page in which you tender zero shares, all of your shares will be withdrawn from the offer, your master signature page will be deemed not to have been delivered and you will not be a party to any of the shareholder documents.

     Please see the accompanying shareholder instructions to determine the manner in which you may deliver a revised master signature page. We will not accept oral notices of withdrawal.

     We will determine, in our sole discretion, all questions as to the number of Class I common shares to be accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for redemption or purchase of any tender of Class I common shares. Our determination will be final and binding. None of Accenture SCA, SARL or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice. Any Class I common shares properly withdrawn will be deemed not tendered for purposes of the offer. You may re-tender withdrawn Class I common shares at or before 12:00 noon, New York City time, on the expiration date by again following the procedures described in Section 2.

     If we extend the offer and our redemption or purchase of Class I common shares is accordingly delayed, then, subject to applicable law and the provisions of the Exchange Act that require that an issuer pay the consideration offered or return the tendered securities promptly after the termination of withdrawal of a tender offer, we may retain all tendered Class I common shares on our behalf, and the Class I common shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in this Section 3.

     4. Acceptance for Redemption or Purchase and Payment for Shares. Upon the terms and subject to the conditions of the offer, we will accept for redemption or purchase and payment, promptly after the expiration date, up to an aggregate of 12,000,000 Class I common shares. If more than 12,000,000 Class I common shares are tendered, Accenture SCA will redeem and SARL will purchase Class I common shares from tendering shareholders on a pro rata basis. If proration is required, we will determine the final proration factor promptly after the expiration date. Proration for each shareholder tendering Class I common shares will be based on the ratio of the number of shares tendered by each shareholder to the total number of shares tendered by all shareholders (including those tendered for redemption by Accenture SCA and those tendered for purchase by SARL). This ratio will be applied to determine the number of Class I common shares that Accenture SCA will redeem or SARL will purchase, as applicable, from each tendering shareholder.

     Payment for Class I common shares tendered and redeemed or purchased pursuant to the offer will be made only after we timely receive your properly completed and executed master signature page. We will pay the offer price for those Class I common shares to you by depositing the proceeds, after deducting the 1% of the gross proceeds to you as described in this tender offer, with Wachovia Bank, National Association. Wachovia Bank will act as paying agent and will transmit to you the payment for all of your shares accepted for payment. If you have not previously provided Wachovia Bank with payment instructions, Wachovia Bank will hold the proceeds on your behalf pending receipt by Wachovia of your payment instructions. Wachovia Bank may be contacted at +1-(800) 326-7307 from the U.S. or at +1-(704) 427-4085 from outside the U.S. We will not pay interest on the offer price of the Class I common shares, regardless of any extension of the offer or any delay in making such payment.

     We will not accept Class I common shares tendered in the offer unless and until the conditions specified in Section 5 have been satisfied or waived prior to the expiration of the offer. (Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or to redeem or purchase any Class I common shares that we have accepted for redemption or purchase and payment if it would be illegal for us to do so under applicable law.)

     UNDER NO CIRCUMSTANCES WILL WE PAY INTEREST ON THE OFFER PRICE OF THE CLASS I COMMON SHARES WE REDEEM OR PURCHASE PURSUANT TO THE OFFER.

     5. Conditions of the Offer. Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, to pay for any tendered Class I common shares, and we may amend or terminate the offer, if any of the following events have occurred on or prior to the expiration date of the offer:

•	there shall have been instituted or threatened or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, that challenges the making of or the consummation of the transactions contemplated by the offer;

•	any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the offer; or

•	there shall have occurred or be likely to occur any event that, in our reasonable judgment, would or might prohibit, prevent, restrict or delay consummation of the offer, or is reasonably likely to result in a material adverse change in the business condition (financial or otherwise), income, operations, share ownership (other than this tender offer) or prospects of Accenture SCA and its subsidiaries, including SARL.

     The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them. Subject to any applicable rules and regulations of the SEC, we may waive them, in whole or in part, from time to time prior to the expiration of the offer, in our discretion, whether or not we waive any other condition of the offer. All conditions must be satisfied or waived prior to the expiration of the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances, although to the extent we waive a condition with respect to one tender offer of shares we will waive that condition for all other tenders as well. Each of these rights will be deemed an ongoing right that we may assert from time to time prior to the expiration of the offer. Any determination we make concerning the conditions or events described in this Section 5 will be final and binding upon all persons.

     Notwithstanding the other terms of the offer, we will not be required to accept for redemption or purchase and payment or to redeem or purchase any Class I common shares that we have accepted for redemption or purchase and payment if it would be illegal for us to do so under applicable law.

     6. Extension of the Offer; Termination; Amendments. Upon the terms of the offer, Accenture SCA will accept for redemption all Class I common shares validly tendered for redemption and not withdrawn and SARL will accept for purchase all Class I common shares validly tendered for purchase and not withdrawn, in each case by 12:00 noon, New York City time, on August 12, 2005, or if we extend the offer, the latest date and time to which the offer is extended. We reserve the right to extend the offer on a daily basis or for any period or periods we may determine in our discretion from time to time by advising all Class I common shareholders of such extension in the same manner by which we provided you with this tender offer or by press release. During any extension of the offer, all Class I common shares previously tendered and not withdrawn will remain subject to the offer.

     We also reserve the right:

•	to delay redemption or purchase and payment for any Class I common shares not redeemed or purchased and paid for, or to terminate the offer and not to accept for redemption or purchase and payment any Class I common shares, upon the occurrence of any of the conditions specified in Section 5 above; or

•	at any time or from time to time, to amend the offer, including increasing or decreasing the number of Class I common shares we may redeem or purchase, or increasing or decreasing the price per Class I common share we may pay in the offer.

     If we make a material change in the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2)and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.

     Our reservation of the right to delay payment for Class I common shares that we have accepted for redemption or purchase is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that an issuer pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer. If:

(1)	we increase the number of Class I common shares that we will accept in the offer by more than 2% of the outstanding Class I common shares, decrease the number of Class I common shares that we may accept in the offer or change the offer price,

and

(2)	the offer is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease,

then we will extend the offer until the expiration of that ten business day period. Other material amendments to the offer may require us to extend the offer for a minimum of five business days, and we will need to amend this Schedule TO of which this tender offer forms a part for any material changes in the facts set forth in the Schedule TO.

     7. Certain Effects of the Offer. Class I common shares which are redeemed by Accenture SCA or purchased by SARL in the offer will be retained as treasury shares.

     The Class I common shares are registered under the Exchange Act, which requires that Accenture SCA furnish certain information to its shareholders and to the SEC and comply with the SEC’s proxy rules in connection with meetings of its shareholders. Accenture SCA’s redemption and SARL’s purchase of Class I common shares in the offer will not result in the Class I common shares becoming eligible for deregistration under the Exchange Act.

     After the consummation of the offer, Accenture Ltd will redeem the Accenture Ltd Class X common shares held by the shareholders whose Class I common shares are redeemed or purchased in the offer for a redemption price equal to the par value of the Class X common shares, or $0.0000225 per share, in a number corresponding to the number of Class I common shares redeemed by Accenture SCA or purchased by SARL pursuant to this tender offer.

     8. Price Range of Shares. Market Information. There is no established public trading market for the Accenture SCA Class I common shares. The Accenture SCA Class I common shares will not be listed on any exchange and we expect that the restrictions on transferability described above under “Background and Purpose of the Offer” and below under “—11. Accenture Ltd Bye-Laws and Articles of Association of Accenture SCA” will preclude the Class I common shares from being quoted by any securities dealer or traded in any market inclusive of the over-the-counter market.

     Under Accenture SCA’s Articles of Association, Accenture SCA is obligated, at the option of the holder, to redeem any outstanding Accenture SCA Class I common share at any time at a redemption price per share generally equal to the market price of an Accenture Ltd Class A common share at the time of redemption or, alternatively, holders may agree with Accenture SCA to redeem Class I common shares at another price or for other consideration. By tendering Class I common shares for redemption in the offer, you will agree that the shares are to be redeemed for cash at the offer price.

     Trading in the Accenture Ltd Class A common shares commenced on the New York Stock Exchange on July 19, 2001 under the symbol “ACN.” The table below sets forth, on a per share basis for the periods indicated, the high and low sale prices for the Class A common shares as reported by the New York Stock Exchange.

	Price Range
	High	Low
Fiscal Year 2003
First Quarter	$19.65	$11.30
Second Quarter	$20.47	$14.48
Third Quarter	$17.54	$13.45
Fourth Quarter	$22.00	$16.25
Fiscal Year 2004
First Quarter	$25.37	$21.00
Second Quarter	$26.95	$21.85
Third Quarter	$25.91	$22.61
Fourth Quarter	$28.10	$23.25
Fiscal Year 2005
First Quarter	$27.58	$22.61
Second Quarter	$27.60	$24.39
Third Quarter	$25.97	$21.00
Fourth Quarter (through July 14, 2005)	$24.47	$22.20

     The closing sale price of Class A common shares as reported by the New York Stock Exchange on July 14, 2005 was $23.62. As of July 1, 2005, there were 3,044 holders of record of the Class A common shares.

     Holders. As of July 1, 2005, there were 319,911,299 Accenture SCA Class I common shares outstanding. As of July 1, 2005, there were 1,918 holders of record of the Accenture SCA Class I common shares.

     9. Source and Amount of Funds. Accenture SCA is offering to redeem and SARL is offering to purchase up to an aggregate of 12,000,000 Class I common shares. Based on the offer price, we will pay a total of approximately $283,440,000 to redeem and purchase these shares, assuming that all Class I common shares that we will accept in the offer are tendered for redemption or purchase. However, Class I shareholders may choose to tender less than all of Class I common shares that we are offering to redeem or purchase. We expect to fund the offer entirely with available cash on hand that is held directly or indirectly through SARL.

     10. Recent Transactions and Interests in Class I Common Shares.

     Recent Transactions

     Set forth below is a description of all transactions involving Class I common shares by Accenture Ltd, the general partner of Accenture SCA, Accenture SCA and SARL during the 60 days before the date of this tender offer.

     On July 13, 2005, a subsidiary of Accenture SCA purchased 14,649 Class I common shares from Accenture Foundation Inc. for gross proceeds of $345,277.

     On June 7, 2005, Accenture SCA redeemed and a subsidiary of Accenture SCA purchased 12,478,416 and 5,234,159 Class I common shares, respectively, as the result of a tender offer.

     On May 31, 2005 Accenture SCA and its subsidiaries finalized the transfers of 384,206 Class I common shares to Accenture Ltd in connection with transactions related to the issuance by Accenture Ltd of 384,206 of Accenture Ltd’s Class A common shares delivered pursuant to outstanding awards made under Accenture Ltd’s stock incentive plan. The Class I common shares were transferred in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, on the basis that the transaction did not involve any public offering.

Interests in Class I Common Shares

     The following table sets forth, as of July 1, 2005, information regarding beneficial ownership of Accenture SCA Class I common shares held by (1) each of Accenture Ltd’s directors and executive officers, (2) all of

Accenture Ltd’s directors and executive officers as a group, (3) each of the managers of SARL and (4) all of SARL’s managers as a group. To our knowledge, except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to the shares beneficially owned by them. For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after July 1, 2005. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days after July 1, 2005 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Accenture SCA Class I common shares
	shares beneficially	% of shares
	owned	beneficially owned
Directors and executive officers of Accenture Ltd(1):
Joe W. Forehand(2)	570,352	*	%
William D. Green	832,031	*
Steven A. Ballmer	—	—
Dina Dublon	—	—
Dennis F. Hightower	—	—
William L. Kimsey	—	—
Robert I. Lipp	—	—
Blythe J. McGarvie	—	—
Sir Mark-Moody Stuart	—	—
Wulf von Schimmelmann	—	—
Carlos Vidal	324,225	*
Martin I. Cole	420,734	*
Joellin Comerford	233,503	*
Anthony G. Coughlan(3)	298,739	*
Karl-Heinz Flöther	—	—
Mark Foster	—	—
Robert N. Frerichs(4)	491,308	*
Adrian J. Lajtha	—	—
Michael G. McGrath	693,999	*
Stephen J. Rohleder	538,999	*
Douglas G. Scrivner	588,094	*
David C. Thomlinson	—	—
Diego Visconti	630,878	*

All directors and executive officers of Accenture Ltd as a group	5,622,862	1.8%

Managers of Accenture International SARL(5):
N. James Shachoy	223,297	*	%
Michael E. Hughes	258,500	*
Charlotte D. Richardson	—	—

All managers of Accenture International SARL as a group	481,797	*	%

*	Less than 1% of Accenture SCA’s Class I common shares outstanding.

(1)	The mailing address of Accenture Ltd and for each person listed above is c/o Accenture Ltd, 1661 Page Mill Road, Palo Alto, California 94304 USA.

(2)	Includes 200,000 Class I common shares held by a limited partnership in which Mr. Forehand has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.

(3)	Includes 68,850 Class I common shares held by a family trust in which Mr. Coughlan has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.

(4)	Includes 336,296 Class I common shares held by a family limited liability corporation in which Mr. Frerichs has a beneficial interest that were transferred in accordance with our Family and Charitable Transfer Program.

(5)	The mailing address for each of the managers of SARL is c/o Accenture International SARL, 46A Avenue J.F. Kennedy, Luxembourg L-1855.

     Based solely upon information received to date, Mr. Scrivner has indicated the intent to tender 85,000 Class I common shares and Mr. Coughlan and his family trust have indicated the intent to tender an aggregate of 45,960 Class I common shares.

     11. Accenture Ltd Bye-Laws and Articles of Association of Accenture SCA.

Accenture Ltd Bye-Laws

     Persons and Shares Covered. Accenture Ltd’s Bye-laws contain transfer restrictions discussed below that apply to certain Accenture partners who own Accenture Ltd Class A or Class X common shares and are parties to the Accenture Ltd voting agreement. We refer to these persons as “covered persons.”

     The Accenture Ltd shares covered by the transfer restrictions contained in Accenture Ltd’s Bye-laws generally include (1) any Accenture Ltd Class X common shares that are held by a partner, (2) any Accenture Ltd Class A common shares beneficially owned by a partner at the time in question and also as of or prior to the initial public offering of the Accenture Ltd Class A common shares in July 2001 and (3) any Accenture Ltd Class A common shares if they are received from Accenture while a partner or in connection with becoming a partner or otherwise acquired if the acquisition is required by Accenture. We refer to the shares covered by these transfer restrictions as “covered shares.” Accenture Ltd Class A common shares purchased by a covered person in the open market or, subject to certain limitations, in an underwritten public offering generally are not subject to these transfer restrictions.

     Transfer Restrictions. Accenture Ltd’s Bye-laws provide that each covered person is required, among other things, to:

•	except as described below, maintain beneficial ownership of his or her covered shares received on or prior to July 24, 2001 for a period of eight years thereafter;

•	maintain beneficial ownership of at least 25% of his or her covered shares received on or prior to July 24, 2001 as long as he or she is an employee of Accenture; and

•	comply with certain additional transfer restrictions imposed by or with the consent of Accenture from time to time, including in connection with offerings of securities by Accenture Ltd.

     Notwithstanding the transfer restrictions described in this summary, covered persons who continue to be employees of Accenture are permitted to transfer a percentage of the covered shares received by them on or prior to July 24, 2001 and owned by them as follows:

Cumulative percentage of
shares permitted to be
transferred	Years after July 24, 2001
10%	1 year
25%	2 years
35%	3 years
45%	4 years
55%	5 years
65%	6 years
75%	7 years
100%	The later of (a) 8 years and (b) end of employment at Accenture

     Partners retiring from Accenture at the age of 50 or above are permitted to transfer covered shares they own on an accelerated basis as follows:

Percentage of remaining
transfer restricted shares
Age at retirement	permitted to be transferred
56 or older	100%
55	87.5%
54	75%
53	62.5%
52	50%
51	37.5%
50	25%

     In addition, a retired partner who reaches the age of 56 is permitted to transfer any covered shares he or she owns. Any remaining shares owned by a retiring partner for which transfer restrictions are not released on an accelerated basis will be eligible to be transferred as if the retiring partner continued to be employed by Accenture.

     Partners who became disabled before Accenture’s transition to a corporate structure are permitted to transfer all of their covered shares. Partners who have become disabled since Accenture’s transition to a corporate structure are subject to the general transfer restrictions applicable to employees or, if disabled after the age of 50, benefit from the accelerated lapses of transfer restrictions applicable to retired partners.

     All transfer restrictions applicable to a covered person under Accenture Ltd’s Bye-laws terminate upon death.

     If Accenture approves in writing a covered person’s pledge of his covered shares to a lender, foreclosures by the lender on those shares, and any subsequent sales of those shares by the lender, are not restricted, provided that the lender must give Accenture a right of first refusal to buy any shares at the market price before they are sold by the lender.

     Notwithstanding the transfer restrictions described in this summary, Class X common shares of Accenture Ltd may not be transferred at any time, except upon the death of a holder of Class X common shares or with the consent of Accenture Ltd.

     Accenture Canada Holdings Inc. exchangeable shares held by covered persons are also subject to the transfer restrictions in Accenture Ltd’s Bye-laws.

     The above-described transfer restrictions will be waived to permit sales in underwritten public offerings, share purchases, redemptions or other transactions approved by Accenture and to permit family and charitable transfers approved by Accenture by those partners that have agreed to restrictions on any other transfers of their equity interests until July 24, 2005. See “Background and Purpose of the Offer” for a discussion of the terms of this restriction on transfer. For a description of the waiver provisions relating to these transfer restrictions, see “—Waivers and Adjustments” below.

     Term and Amendment. The transfer restrictions in Accenture Ltd’s Bye-laws will not terminate unless they have been previously waived or terminated under the terms of the Bye-laws. Amendment of the transfer restrictions in Accenture Ltd’s Bye-laws requires the approval of the board of directors of Accenture Ltd and a majority vote of Accenture Ltd’s shareholders.

     Waivers and Adjustments. The transfer restrictions and the other provisions of Accenture Ltd’s Bye-laws may be waived at any time by Accenture Ltd’s board of directors or its designees to permit covered persons to:

•	participate as sellers in underwritten public offerings of common shares and tender and exchange offers and share purchase programs by Accenture;

•	transfer covered shares in family or charitable transfers;

•	transfer covered shares held in employee benefit plans; and

•	transfer covered shares in particular situations (for example, to immediate family members and trusts).

     Subject to the foregoing, from time to time, pursuant to the provisions of Accenture Ltd’s Bye-laws, Accenture Ltd’s board of directors or its designees may also approve limited relief from the existing share transfer restrictions for specified partners or groups of partners in connection with particular retirement, employment and severance arrangements that we determine to be important to the execution of our business strategy.

     Administration and Resolution of Disputes. The terms and provisions of Accenture Ltd’s Bye-laws are administered by the board of directors of Accenture Ltd. The board of directors of Accenture Ltd or its designees have the sole power to enforce the provisions of the Bye-laws.

Articles of Association of Accenture SCA

     Persons and Shares Covered. Accenture SCA’s Articles of Association contain transfer restrictions that apply to certain Accenture partners who hold Accenture SCA Class I common shares and are parties to the Accenture SCA transfer rights agreement. We refer to these persons as “covered persons.” The Accenture SCA shares covered by these transfer restrictions generally include all Class I common shares of Accenture SCA owned by a covered person. We refer to the shares covered by these transfer restrictions as “covered shares.”

     Transfer Restrictions. The Articles of Association of Accenture SCA provide that shares of Accenture SCA (other than those held by Accenture Ltd) may be transferred only with the consent of the Accenture SCA supervisory board or its delegate, the Accenture SCA partners committee. In addition, Accenture SCA’s Articles of Association provide that each covered person is required, among other things, to:

•	except as described below, maintain beneficial ownership of his or her covered shares received on or prior to July 24, 2001 for a period of eight years thereafter;

•	maintain beneficial ownership of at least 25% of his or her covered shares received on or prior to July 24, 2001 as long as he or she is an employee of Accenture; and

•	comply with certain other transfer restrictions when requested to do so by Accenture.

     Notwithstanding the transfer restrictions described in this summary, covered persons who continue to be employees of Accenture are permitted to transfer a percentage of the covered shares received by them on or prior to July 24, 2001 and owned by them as follows:

Cumulative percentage of
shares permitted to be
transferred	Years after July 24, 2001
10%	1 year
25%	2 years
35%	3 years
45%	4 years
55%	5 years
65%	6 years
75%	7 years
100%	The later of (a) 8 years and
(b) end of employment at Accenture

     Partners retiring from Accenture at the age of 50 or above are permitted to transfer covered shares they own on an accelerated basis as follows:

Percentage of remaining
transfer restricted shares
Age at retirement	permitted to be transferred
56 or older	100%
55	87.5%
54	75%
53	62.5%
52	50%
51	37.5%
50	25%

     In addition, a retired partner who reaches the age of 56 is permitted to transfer any covered shares he or she owns. Any remaining shares owned by retiring partners for which transfer restrictions are not released on an accelerated basis will be eligible to be transferred as if the retiring partner continued to be employed by Accenture.

     Partners who became disabled before Accenture’s transition to a corporate structure are permitted to transfer all of their covered shares. Partners who have become disabled since Accenture’s transition to a corporate structure are subject to the general transfer restrictions applicable to employees or, if disabled after the age of 50, will benefit from the accelerated lapses of transfer restrictions applicable to retired partners.

     In addition, covered persons holding Accenture SCA Class I common shares may, at any time and except as described below, require Accenture SCA to redeem any Accenture SCA Class I common share held by such holder for a redemption price per share generally equal to the lower of the market price of an Accenture Ltd Class A common share and $1. Accenture SCA may, at its option, pay this redemption price in cash or by delivering Accenture Ltd Class A common shares.

     All transfer restrictions applicable to a covered person under Accenture SCA’s Articles of Association terminate upon death.

     If Accenture approves in writing a covered person’s pledge of his covered shares to a lender, foreclosures by the lender on those shares, and any subsequent sales of those shares by the lender are not restricted, provided that the lender must give Accenture a right of first refusal to buy any shares at the market price before they are sold by the lender.

     We expect that the above-described transfer restrictions will be waived to permit sales in underwritten public offerings, share purchases or redemptions or transfers in other transactions approved by Accenture and to permit transfers to estate and/or tax planning vehicles approved by Accenture by those partners that have agreed to restrictions on any other transfers of their equity interests until July 24, 2005. See “Background and Purpose of the Offer” for a discussion of the terms of this restriction on transfer. For a description of the waiver provisions relating to these transfer restrictions, see “—Waivers and Adjustments” below.

     Term and Amendment. The transfer restrictions contained in Accenture SCA’s Articles of Association will not terminate unless they have been previously waived or terminated under the terms of the Articles of Association. Amendment of the transfer restrictions in the Articles of Association requires the consent of Accenture SCA’s general partner and the approval at a general meeting of shareholders.

     Other Restrictions. In addition to the foregoing, all holders of Class I common shares are precluded from having their shares redeemed by Accenture SCA or transferred to Accenture SCA, Accenture Ltd or a subsidiary of Accenture Ltd at any time or during any period when Accenture SCA determines, based on the advice of counsel, that there is material non-public information that may affect the average price per share of Accenture Ltd Class A common shares, if the redemption would be prohibited by applicable law or during the period from the announcement of a tender offer by Accenture SCA or its affiliates for Class I common shares until the expiration of ten business days after the termination of the tender offer (other than to tender the holder’s Class I common shares in the tender offer).

     Waivers and Adjustments. The transfer restrictions and the other provisions of Accenture SCA’s Articles of Association may be waived at any time by the Accenture SCA supervisory board or its delegate to permit covered persons to:

•	participate as sellers in underwritten public offerings of common shares and tender and exchange offers and share repurchase programs by Accenture;

•	transfer covered shares to charities, including charitable foundations;

•	transfer covered shares held in employee benefit plans; and

•	transfer covered shares in particular situations (for example, to immediate family members and trusts).

     Subject to the foregoing, from time to time, pursuant to the provisions of Accenture SCA’s Articles of Association, the Accenture SCA supervisory board may also approve limited relief from the existing share transfer restrictions for specified partners or groups of partners in connection with particular retirement, employment and severance arrangements that we determine to be important to the execution of our business strategy.

     Administration and Resolution of Disputes. The terms and provisions of the Accenture SCA’s Articles of Association are administered by the supervisory board of Accenture SCA, which consists of at least three board members of Accenture SCA. The supervisory board is elected by a simple majority vote of each general meeting of shareholders of Accenture SCA.

     12. Legal Matters; Regulatory Approvals. We are not aware of any license or regulatory permit that we believe is material to our business that might be adversely affected by our redemption or purchase of Class I common shares as contemplated by the offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than any approvals already obtained, that would be required for the acquisition or ownership of Class I common shares as contemplated by the offer. Should any such approval or other action be required, we will make a good faith effort to obtain it. We cannot predict whether we will be required to delay the acceptance for redemption or purchase of, or payment for, Class I common shares tendered pursuant to the offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligations under the offer to accept for redemption or purchase and pay for Class I common shares are subject to certain conditions. See Section 5 above.

     13. U.S. Federal Income Tax Considerations. Except as provided below in “—Backup Withholding,” the following summary describes the material U.S. federal income tax consequences to “U.S. shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. shareholders in light of their personal circumstances or to U.S. shareholders subject to special treatment under the U.S. federal income tax laws, including insurance companies, financial institutions, broker-dealers, real estate investment trusts, regulated investment companies, estates, trusts, tax-exempt organizations, persons holding our shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle and persons subject to the alternative minimum tax. This summary also does not address the tax consequences to shareholders, partners or beneficiaries of a holder of our Class I common shares. Furthermore, this discussion does not address any state, local or foreign tax consequences of the offer.

     As used herein, a U.S. shareholder means a beneficial owner of Class I common shares that is (i) an individual citizen or resident of the United States, (ii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iii) a trust that (X) is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) or (Y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. A “non-U.S. shareholder” is a beneficial holder of Class I common shares who is an individual, estate or trust not defined above as a “U.S. shareholder.”

     This discussion is based on the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

     Persons considering tendering Class I common shares are urged to consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     U.S. Federal Income Tax Consequences to U.S. Shareholders who choose either to have their Class I common shares redeemed by Accenture SCA in the offer or to sell their Class I common shares to SARL in the offer. Both the redemption of Class I common shares by Accenture SCA in the offer and the sale of Class I common shares to SARL in the offer will be a taxable event. A U.S. shareholder who chooses either to have Accenture SCA redeem its Class I common shares in the offer or to sell Class I common shares to SARL in the offer should recognize gain or loss on the disposition of the Class I common shares to the extent the amount realized by the U.S. shareholder upon the redemption or sale exceeds, or is less than, the U.S. shareholder’s adjusted tax basis in its Class I common shares. Any gain or loss resulting from such a disposition should be taxed as capital gain or loss and should be taxed as long-term capital gain if such U.S. shareholder held the Class I common shares for more than one year.

     Backup Withholding. Any tendering shareholder who has not already provided us with an accurate and complete Form W-9 or substitute form (in the case of a U.S. shareholder) or Form W-8BEN (in the case of a non- U.S. shareholder) must fill out and return to us the appropriate form, which is available from Accenture’s Employee Equity Services Group, which may be contacted at the numbers on the last page of this tender offer. These forms have also been filed as exhibits to the Schedule TO of which this tender offer forms a part. If you do not provide us with the appropriate form, and you do not already have an accurate and complete form on file with us, you will be subject to U.S. federal backup withholding of up to 28% of the gross proceeds paid to you pursuant to the offer. If you have been informed by the Internal Revenue Service that you are subject to backup withholding or in certain other circumstances you fail to comply with certification requirements, you may be subject to U.S. federal backup withholding even if you have completed and returned the appropriate form to us. You should consult with your tax advisor regarding your qualification for exemption from backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

     14. Luxembourg Tax Considerations. The following summary describes the material Luxembourg tax consequences of the redemption by Accenture SCA or purchase by SARL of Accenture SCA’s Class I common shares according to the terms of the offer.

     Any gain realized by shareholders upon the redemption or the purchase of the Class I common shares will not be subject to Luxembourg income tax. A Luxembourg capital gain taxation may only occur where, for a non- Luxembourg shareholder, the following conditions are met:

     either:

•	the shareholder has held, alone or together with his or her spouse and minor children, at any time during the last five years, at least 10% of Accenture SCA’s shares; and

•	the Class I common shares redeemed by Accenture SCA or purchased by SARL have been held less than six months;

     or:

•	the shareholder has held, alone or together with his or her spouse and minor children, at any time during the last five years, at least 10% of Accenture SCA’s shares; and

•	the shareholder has been a Luxembourg tax resident for more than 15 years and became a non- Luxembourg tax resident less than five years prior to the disposition of the Class I common shares.

     Even if the conditions of one of the above cases are met, the Luxembourg taxation may be overridden by a double tax treaty signed between Luxembourg and the residence country of the shareholder which denies Luxembourg the right to tax this capital gain.

     The redemption by Accenture SCA or the purchase by SARL of Class I common shares should not give rise to any Luxembourg withholding tax, as it is not the intention of Accenture SCA and SARL to cancel these shares.

     15. Non-U.S. Tax Considerations.

Australian Tax Consequences

     The following summary describes the material Australian tax consequences to “Australian shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Australian taxation that may be relevant to particular Australian shareholders in light of their personal circumstances or to Australian shareholders subject to special treatment under the Australian tax laws.

     As used herein, an Australian shareholder means a beneficial owner of Class I common shares that is an individual resident of Australia for tax purposes.

     This discussion is based on the Australian tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Australian tax consequences different from those discussed below.

     Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Australian tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     Australian tax consequences to Australian shareholders that hold their Class I common shares on capital account and choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer may be taxable as a deemed dividend distribution.

     A dividend should generally be deemed to have been derived to the extent that the redemption involves Accenture SCA buying back its shares and the amount received is in excess of the amount debited to Accenture SCA’s share capital account. The amount treated as a dividend should generally be taxed as ordinary income and will not give rise to the 50% reduction available under the Australian capital gains tax rules. The redemption of Class I common shares by Accenture SCA should generally also be a capital gains tax event. For Australian capital gains tax purposes, a capital gain should generally arise to the extent that the disposal price exceeds the capital gains tax cost base. The disposal price for purposes of calculating a capital gain should be reduced to the extent that the disposal price is treated as an assessable dividend, as referred to above.

     Australian tax consequences to Australian shareholders holding their Class I common shares on capital account that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. The sale of shares by an Australian shareholder should generally give rise to a capital gain.

     A capital gain should arise for those Australian shareholders who dispose of their shares in the offer at a disposal price which exceeds their capital gains tax cost base. The capital gains tax cost base of the Class I common shares held by Australian shareholders should generally include any incidental costs incurred by the shareholders that relate to the disposal. Individuals for whom it is determined that their original partnership interests were held as “pre-CGT assets” should seek further advice as to the capital gains tax cost base of their Class I common shares.

     Australian shareholders who have held their Class I common shares for at least 12 months and dispose of their shares in the offer should generally be taxed on 50% of the capital gain. Australian shareholders who have held their shares for less than 12 months and dispose of their shares in the offer should generally be taxed on the whole of the capital gain.

Danish Tax Consequences

     The following summary describes the material Danish tax consequences to “Danish shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Danish taxation that may be relevant to particular Danish shareholders in light of their personal circumstances or to Danish shareholders subject to special treatment under the Danish tax laws.

     The information below with respect to Danish tax consequences assumes a Danish corporate entity is the beneficial owner of the Class I common shares.

     This discussion is based on the Danish tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Danish tax consequences different from those discussed below.

     Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Danish tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     Danish corporate tax consequences to Danish resident companies that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. A Danish corporate shareholder who chooses to have Accenture SCA redeem its Class I common shares in the offer should generally be taxed as a distribution equivalent to two-thirds of the proceeds received at a rate of 30%.

     Danish corporate tax consequences to Danish resident companies that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A Danish corporate shareholder who chooses to sell Class I common shares to SARL should generally be tax exempt, provided certain conditions are met.

French Tax Consequences

     The following summary describes the material French tax consequences to “French shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of French taxation that may be relevant to particular French shareholders in light of their personal circumstances or to French shareholders subject to special treatment under the French tax laws.

     As used herein, a French shareholder means a beneficial owner of Class I common shares that is an individual resident of France for tax purposes.

     This discussion is based on the French tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in French tax consequences different from those discussed below.

     Before tendering Class I common shares you are urged to consult your own tax advisor concerning the French tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     French tax consequences to French shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally be taxable as a deemed dividend distribution. The taxable dividend should generally be determined as the difference between the redemption price and the tax acquisition cost of the shares (including any gain rolled over). Based on the provisions of articles 109-1, 112, 120 and 161 of the French Tax Code, the dividend recognized at the level of the shareholder is first subject to a 50% discount. The balance then benefits from a lump sum deduction of €1,220 for single taxpayers and €2,440 for married couples. The net dividend is then liable to progressive ordinary personal tax rates (up to a maximum of 59.09%, including the additional 11% social contributions, for income 2005). The taxpayer also benefits from a tax credit amounting to 50% of the gross dividend, capped to €115 for single taxpayers and €230 for married couples.

     French tax consequences to French shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A French shareholder who chooses to sell shares to SARL should generally be taxed on the capital gain realized. Pursuant to article 150-0A of the French Tax Code, the capital gain should generally be determined as the difference between the sale proceeds net of relevant selling costs and the tax acquisition cost of the shares (including any gain rolled over) and is taxable at the current rate of 16% plus 11% social contribution. The capital gain recognized at the time of the sale should be taxable only if the total amount of disposals made by the taxpayer during the year exceeds €15,000.

Italian Tax Consequences

     The following summary describes the material Italian tax consequences to “Italian shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Italian taxation that may be relevant to particular Italian shareholders in light of their personal circumstances or to Italian shareholders subject to special treatment under the Italian tax laws.

     As used herein, an Italian shareholder means a beneficial owner of Class I common shares that is an individual resident of Italy for tax purposes. This discussion is based on the Italian tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Italian tax consequences different from those discussed below.

     Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Italian tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     Italian tax consequences to Italian shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally be taxable as a dividend distribution. The difference between the tax acquisition cost of the redeemed Class I common shares and the consideration received by the Italian partners should generally be regarded as dividend. In taxing as a dividend the tax basis relevant in case of redemption would not consider any step-up pursuant to law 448/2001. Dividends received by Italian individuals from non-Italian entities should generally be subject to tax at a fixed rate of 12.5%, provided certain conditions are met.

     Italian tax consequences to Italian shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. An Italian shareholder who chooses to sell shares to SARL should generally be taxed on the capital gain realized. The capital gain should generally be determined as the difference between the sale proceeds net of relevant selling costs and the tax acquisition cost of the shares and is taxable at the current rate pursuant to the art. n. 5, c. 2, Legislative Decree 461/97, of 12.5%.

     If a step-up transaction pursuant to article 5 of Law 448/2001 has been undertaken, the taxable gain should be calculated on the difference between the stepped-up value of the shares and the consideration received. However, any capital loss deriving from the disposal should not be tax deductible against future capital gains.

Norwegian Tax Consequences

     The following summary describes the material Norwegian tax consequences to “Norwegian shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Norwegian taxation that may be relevant to particular Norwegian shareholders in light of their personal circumstances or to Norwegian shareholders subject to special treatment under the Norwegian tax laws.

     As used herein, a Norwegian shareholder means a beneficial owner of Class I common shares that is an individual resident of Norway for tax purposes.

     This discussion is based on the Norwegian tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Norwegian tax consequences different from those discussed below.

     Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Norwegian tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     Norwegian tax consequences to Norwegian shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally give rise to a capital gains tax treatment, taxed at a rate of 28%. The capital gain should be calculated as the difference between the net redemption proceeds less the tax acquisition cost of the shares sold.

     Norwegian tax consequences to Norwegian shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. The sale of Class I common shares to SARL in the offer should generally give rise to a capital gains tax treatment, taxed at a rate of 28%. The capital gain should generally be calculated as the difference between the net sale proceeds less the tax acquisition cost of the shares sold.

Spanish Tax Consequences

     The following summary describes the material Spanish tax consequences to “Spanish shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Spanish taxation that may be relevant to particular Spanish shareholders in light of their personal circumstances or to Spanish shareholders subject to special treatment under the Spanish tax laws.

     As used herein, a Spanish shareholder means a beneficial owner of Class I common shares that is an individual resident of Spain for tax purposes.

     This discussion is based on the Spanish tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Spanish tax consequences different from those discussed below.

     Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Spanish tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     Spanish tax consequences to Spanish shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption should generally be taxable in accordance with the rules applicable to capital gains. The capital gain should generally be determined as the difference between the redemption proceeds net of inherent selling costs paid by the seller and the tax acquisition cost of the shares. Capital gains should generally be taxed at the long-term capital gains rate of 15% although the tax effective rate may differ depending on individual circumstances depending on the individual holding period.

     Spanish tax consequences to Spanish shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A Spanish shareholder who chooses to sell shares to SARL should generally be taxable on the capital gain realized. The capital gain should generally be determined as the difference between the sale proceeds net of inherent selling costs paid by the seller and the tax acquisition cost of the shares. Capital gains should generally be taxed at the long-term capital gains rate of 15% although the tax effective rate may differ depending on individual circumstances depending on the individual holding period.

Swedish Tax Consequences

     The following summary describes the material Swedish tax consequences to “Swedish shareholders” who participate in the offer as of the date hereof. Except where noted, it deals only with Class I common shares held as capital assets and does not address all aspects of Swedish taxation that may be relevant to particular Swedish shareholders in light of their personal circumstances or to Swedish shareholders subject to special treatment under the Swedish tax laws.

     As used herein, a Swedish shareholder means a beneficial owner of Class I common shares that is an individual resident of Sweden for tax purposes.

     This discussion is based on the Swedish tax law and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in Swedish tax consequences different from those discussed below.

     Before tendering Class I common shares you are urged to consult your own tax advisor concerning the Swedish tax consequences in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

     Swedish tax consequences to Swedish shareholders that choose to have their Class I common shares redeemed by Accenture SCA in the offer. The redemption of Class I common shares by Accenture SCA in the offer will be a taxable event. The redemption of Class I common shares by Accenture SCA in the offer should generally give rise to capital gains tax treatment. The capital gain should generally be calculated as the difference between the net redemption proceeds and the tax acquisition value (i.e., the fair market value of the Class I common shares at the time of the share exchange in 2001) of the shares redeemed. The tax rate could arise to approximately 57%, since the capital gain from a redemption of shares should, for the main part, be taxed as salary, governed by the dividend provisions as regards taxation of dividends related to shares in closely held companies (so-called “qualified shares”).

     In addition, any gains previously deferred in respect of the shares will be taxed in accordance with the rules regarding a sales transaction described below.

     Swedish tax consequences to Swedish shareholders that choose to sell their Class I common shares to SARL in the offer. The sale of Class I common shares to SARL in the offer will be a taxable event. A Swedish shareholder who chooses to sell shares to SARL should generally be taxed on the capital gain realized at a tax rate within the range of 30% to 42.5%, since the capital gain from the sale of shares should be partly taxed as salary, governed by the capital gains tax provisions for shares in closely held companies (“qualified shares”). The capital gain should generally be calculated as the difference between the net sale proceeds and the tax acquisition value (i.e., the fair market value of the Class I common shares at the time of the share exchange in 2001) of the shares sold. Fifty percent of the gain, but not more than 3.9 million Swedish kronor, should generally be taxed as salary, at the applicable marginal tax rate (approximately 57%), and the balance should generally be taxed as capital income, at a tax rate of 30%. When calculating the 3.9 million Swedish kronor, capital gains on Class I common shares realized during the present fiscal year and the five preceding fiscal years may be included.

     In addition, any gains previously deferred in respect of the shares should be taxed in accordance with the rules described above.

     16. Fees and Expenses. We will deduct the partner payment of 1% of the gross proceeds to each tendering shareholder to cover our expenses in connection with the offer, with any excess being employed to fund Accenture’s employee equity programs. We will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Class I common shares pursuant to the offer.

Accenture SCA
Accenture International SARL
July 15, 2005

ANNEX A

NOTICE OF ELECTION FOR REDEMPTION

Accenture SCA
46A Avenue J. F. Kennedy
L-1855 Luxembourg

Ladies and Gentlemen:

     This Notice of Election for Redemption, dated and effective as of the first business day immediately following the expiration date of the Offer referred to below, hereby serves as irrevocable notice that each of the undersigned shareholders of Accenture SCA, a Luxembourg société en commandite par actions (“Accenture SCA”), elects for redemption pursuant to Article 7 of the Articles of Association of Accenture SCA (the “Articles”), in connection with the Offer, the number of Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA set forth in the Master Signature Page of such shareholder attached hereto, as such number of Class I Common Shares may be reduced pro rata by Accenture SCA in accordance with the proration provisions of the Offer. Accenture SCA is hereby authorized and instructed to record opposite the name of each of the undersigned shareholders in Schedule I hereto the number of Class I Common Shares of such shareholder accepted for redemption pursuant to this Notice of Election for Redemption and the terms and conditions of the Offer. As used in this Notice of Election for Redemption, the “Offer” means, collectively, the tender offer of Accenture SCA, dated July 15, 2005 (the “Tender Offer”), the shareholder instructions and master signature page accompanying the Tender Offer, including each of the Master Signature Pages attached hereto, and any amendments or supplements thereto.

     Each of the undersigned shareholders represents and warrants to Accenture SCA that (i) such shareholder has good and valid title to the Class I Common Shares of such shareholder elected for redemption, free and clear of all liens, encumbrances, equities or claims (including, without limitation, any mortgage, charge, lien, option, restriction, right of first refusal, third party right or interest, or any other encumbrance, security or preference having a similar effect) other than liens granted in favor of Accenture SCA, its general partner or a subsidiary thereof; and (ii) this Notice of Election for Redemption constitutes the legal, valid and binding obligation of the undersigned, enforceable against such shareholder in accordance with its terms.

     In accordance with the provisions of the Articles governing the redemption price to be paid, each of the undersigned shareholders agrees that (i) Accenture SCA may redeem the Class I Common Shares of such shareholder to be redeemed for cash at the price set forth in the Tender Offer, as amended or supplemented, on the first business day immediately following the expiration date of the Tender Offer; (ii) proceeds payable to such shareholder in connection with the redemption of Class I Common Shares elected for redemption hereby will be reduced by amounts payable by such shareholder under the Reimbursement Agreement, dated as of the date of this Notice of Election for Redemption, among Accenture Finance (Gibraltar) Limited, a company registered under the laws of Gibraltar, and the redeeming shareholders party thereto; and (iii) the redemption price shall be paid to such shareholder at a time and in the manner determined by Accenture SCA in its sole discretion, provided that such redemption price shall be paid promptly after the date hereof.

[Signature Pages Follow]

[Master Signature Page of Each Redeeming Shareholder to be Attached]

Accepted and Agreed:

Accenture SCA, represented
by its general partner,
Accenture Ltd, itself represented
by its duly authorized signatory

Name:

A-1

Schedule I

Name of Shareholder	Number Of Class I Common Shares

A-2

ANNEX B

SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT, is dated and effective as of the first business day immediately following the expiration date of the Offer referred to below, by and between:

1.	Accenture International S.à r.l.,, a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 46A Avenue J. F. Kennedy, L-1855 Luxembourg, hereby duly represented by (“SARL”); and

2.	Each of the undersigned shareholders of Accenture SCA, a partnership limited by shares (société en commandite par actions) organized and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 46A Avenue J. F. Kennedy, L-1855 Luxembourg (the “Accenture SCA”), who has validly tendered for purchase and not withdrawn Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA upon the terms and subject to the conditions of the Offer (collectively, the “Sellers” and each, individually, a “Seller”).

     WHEREAS, in connection with the Offer, each Seller has tendered for purchase by SARL the number of Class I Common Shares set forth in the Master Signature Page of such Seller attached hereto, as such number of Class I Common Shares may be reduced pro rata in accordance with the proration provisions of the Offer;

     WHEREAS, Accenture Ltd, as general partner of Accenture SCA has, pursuant to Articles 6 and 8 of the Consolidated Updated Articles of Association of Accenture SCA, dated as of June 28, 2005, and the Waiver and Approval of the Accenture SCA Partners Committee, dated April 19, 2002, approved the contemplated transfer of the Shares referred to below;

     WHEREAS, the Sellers and Accenture Finance (Gibraltar) Limited, a company registered in Gibraltar under the number 83029, having its registered office at 57-63 Line Wall Road, Gibraltar, have entered into a reimbursement agreement, dates as of the this Share Purchase Agreement, attached as Schedule 1 hereto (the “Reimbursement Agreement”);

     WHEREAS, SARL wishes to purchase the Shares from the Sellers and the Sellers wish to sell the Shares to SARL on the terms and conditions set out in this Share Purchase Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.	Sale and Purchase of the Shares

Subject to the terms and conditions set forth in this Share Purchase Agreement, SARL agrees to purchase from each Seller, and each Seller agrees to sell to SARL the number of shares of Class I Common Shares set forth in the attached Master Signature Page of such Seller, as such number of Class I Common Shares may be reduced pro rata by Accenture SCA in accordance with the proration provisions of the Offer (collectively, the “Shares” and each, individually, a “Share”). SARL is hereby authorized and instructed to record opposite the name of each Seller in Schedule II hereto the number of Shares to be purchased from such Seller pursuant to this Share Purchase Agreement and the terms and conditions of the Offer. As used in this Share Purchase Agreement, the “Offer” means, collectively, the tender offer of SARL, dated July 15, 2005 (the “Tender Offer”), the shareholder instructions and master signature page accompanying the Tender Offer, including each of the Master Signature Pages attached hereto, and any amendments or supplements thereto.

The Shares shall be sold to SARL together with all rights attaching to them, including without limitation, all dividends, liquidating distributions and other rights and obligations of ownership including but not limited to voting rights (if any) with respect to the Shares.

2.	Purchase Price

The purchase price for the sale of each Share shall be the price set forth in the Offer on the expiration date of the Offer. The purchase price shall be payable in cash promptly after the date of the expiration of the Offer in accordance with the terms and conditions of the Offer, provided that proceeds payable to each Seller hereunder will be reduced by amounts payable by such Seller under the Reimbursement Agreement.

3.	Transfer of Shares

3.1	Date of the Transfer of the Shares

The sale and purchase of the Shares shall occur on the first business day immediately following the expiration date of the Offer (the “Transfer Date”). At the Transfer Date, the legal and beneficial ownership in and to the Shares shall pass to SARL together with all rights attaching to them in accordance with Clause 1 above.

3.2	Transfer Formalities

At the Transfer Date and with effect from the Transfer Date, each Seller shall transfer the legal and beneficial ownership of its Shares to SARL.

The Transfer shall be perfected by way of entry of the Transfer in the share register of Accenture SCA as soon as reasonably practicable on or after the Transfer Date.

The Sellers and SARL hereby jointly empower any transfer agent and registrar of Accenture SCA to (i) notify the transfer of the Shares to Accenture SCA in accordance with article 40 of the law of 10th August 1915, on commercial companies, as amended, and with article 1690 of the Luxembourg civil code, (ii) record, effective as of the Transfer Date, the transfer of the Shares contemplated by this Share Purchase Agreement in the share register of Accenture SCA and generally, (iii) perform any operation which might be necessary or useful for the performance and the execution of this Share Purchase Agreement.

4.	Representations and Warranties of the Sellers

Each Seller represents and warrants to SARL on and as of the date hereof that (i) such Seller has good and valid title to the Shares to be sold by such Seller, free and clear of all liens, encumbrances, equities or claims (including, without limitation, any mortgage, charge, lien, option, restriction, right of first refusal, third party right or interest, or any other encumbrance, security or preference having a similar effect) other than liens granted in favor of Accenture SCA, its general partner or a subsidiary thereof; and (ii) this Share Purchase Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

5.	Further Assurances and Assistance

Each Seller shall, from time to time, at the request of SARL, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, assurances and take such other action as SARL may reasonably request and as may be reasonably necessary in order to vest in SARL title to and possession and control of the Shares. SARL shall, from time to time, at the request and at the cost and expense of a Seller, take such action as such Seller may reasonably request to assist the Seller in complying with all laws applicable to the consummation of the transactions contemplated by this Share Purchase Agreement.

6.	Interpretation

6.1	Applicable Law

The validity, construction and performance of this Share Purchase Agreement shall be governed by and construed in accordance with the laws of the Grand-Duchy of Luxembourg.

6.2	Effect of Headings

Except with respect to the headings in this Clause 6, the headings to Clauses and subclauses of this Share Purchase Agreement are to facilitate reference only, do not form a part of this Share Purchase Agreement and shall not in any way affect the interpretation hereof.

6.3	Modifications

No oral explanation or oral information by any of the parties hereto shall alter the meaning or interpretation of this Share Purchase Agreement. No amendment or change hereof or addition hereto shall be effective or binding on any of the parties hereto unless set forth in writing and executed by the respective duly authorized representatives of each of the parties.

6.4	No Waiver

The waiver, express or implied, by any of the parties of any right under this Share Purchase Agreement or of any failure to perform or breach hereof by any other party shall neither constitute nor be deemed to constitute a waiver of any other right hereunder or of any claims or remedies available under applicable law in respect of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.

7.	Counterparts

This Share Purchase Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have duly executed this Share Purchase Agreement effective as of the day and year first above written.

________________________
Accenture International S.à r.l.,
Represented by         , manager

[Master Signature Page of Each Selling Shareholder to be Attached]

Schedule I

[Reimbursement Agreement to be Attached]

Schedule II

Name of Shareholder	Number Of Class I Common Shares

ANNEX C

REIMBURSEMENT AGREEMENT

     This REIMBURSEMENT AGREEMENT, dated as of the first business day immediately following the expiration date of the Offer referred to below, among Accenture Finance (Gibraltar) Limited, a Gibraltar company (“Accenture Finance”), and each of the undersigned persons who has validly tendered and not withdrawn Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA for redemption pursuant to the Offer (each such person, a “Redeeming Shareholder” and, collectively, the “Redeeming Shareholders”). As used in this Reimbursement Agreement, the “Offer” means, collectively, the tender offer of Accenture SCA, dated July 15, 2005 (the “Tender Offer”), the shareholder instructions and master signature page accompanying the Tender Offer, including each of the Master Signature Pages attached hereto, and any amendments or supplements thereto.

     WHEREAS, each Redeeming Shareholder has tendered for redemption and not withdrawn, and Accenture SCA has accepted for redemption, the number of Class I Common Shares set forth opposite the name of such Redeeming Shareholder in Schedule I to the Notice of Redemption, dated as of the date of this Reimbursement Agreement, among Accenture SCA and the Redeeming Shareholders; and

     WHEREAS, the Redeeming Shareholders agree to bear the costs and expenses of the above-described redemptions (collectively, the “Redemptions”) and to pay Accenture Finance or its affiliates certain other amounts.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

     1 . Each Redeeming Shareholder hereby agrees to pay or cause to be paid to Accenture Finance or its designee 1% of the gross proceeds from his or her Redemptions.

     2. Each Redeeming Shareholder hereby agrees that any amounts owed by such Redeeming Shareholder hereunder may be withheld from any proceeds due to such Redeeming Shareholder in connection with the Redemptions. Each Redeeming Shareholder further agrees that Accenture Finance shall have the right, without further notice to the Redeeming Shareholder, to withhold or set off against any and all amounts owed, due or payable by Accenture Finance or any of its affiliates to the Redeeming Shareholder (including, without limitation, salary, bonus or similar payments), in any currency, for application against any amounts owed by the Redeeming Shareholder hereunder, to the extent such amounts have not previously been withheld from such proceeds.

     3. Each Redeeming Shareholder represents and warrants that this Reimbursement Agreement constitutes the legal, valid and binding obligation of the Redeeming Shareholder, enforceable against the Redeeming Shareholder in accordance with its terms.

     4. This Reimbursement Agreement may not be amended except by an instrument signed in writing by Accenture Finance and each Redeeming Shareholder directly adversely affected by such amendment or waived except by the party granting the waiver.

     5. This Reimbursement Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     6. (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution or interpretation of this Reimbursement Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Reimbursement Agreement shall continue if reasonably possible during any arbitration proceedings.

C-1

     (b) Notwithstanding the provisions of clause (a) above, any party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this clause (b), each Redeeming Shareholder (i) expressly consents to the application of clause (c) of this paragraph 6 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Reimbursement Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the general partner of Accenture SCA, c/o Accenture SCA, 46A Avenue J. F. Kennedy, L-1855 Luxembourg (or, if different, the then-current corporate seat of Accenture SCA) as such Redeeming Shareholder’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Redeeming Shareholder of any such service of process, shall be deemed in every respect effective service of process upon the Redeeming Shareholder in any such action or proceeding.

     (c) (i) EACH REDEEMING SHAREHOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE (B) OF THIS PARAGRAPH 6, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS REIMBURSEMENT AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this clause (c) have a reasonable relation to this Reimbursement Agreement.

     (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in clause (c)(i) of this paragraph 6 and such parties agree not to plead or claim the same.

     7. If any provision of this Reimbursement Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     8. Nothing expressed or referred to in this Reimbursement Agreement will be construed to give any person other than the parties to this Reimbursement Agreement any legal or equitable right, remedy, or claim under or with respect to this Reimbursement Agreement or any provision of this Reimbursement Agreement.

     9. This Reimbursement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Reimbursement Agreement as of the date first above written.

ACCENTURE FINANCE (GIBRALTAR) LIMITED
By:

Name:
Title:

[Master Signature Page of Each Redeeming Shareholder to be Attached]

C-2

ANNEX D

REIMBURSEMENT AGREEMENT

     This REIMBURSEMENT AGREEMENT, dated as of the first business day immediately following the expiration date of the Offer referred to below, among Accenture Finance (Gibraltar) Limited, a Gibraltar company (“Accenture Finance”), and each of the undersigned persons who has validly tendered and not withdrawn Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA for purchase by Accenture International S.à r.l. (“SARL”) pursuant to the Offer (each such person, a “Selling Shareholder” and, collectively, the “Selling Shareholders”). As used in this Reimbursement Agreement, the “Offer” means, collectively, the tender offer of SARL, dated July 15, 2005 (the “Tender Offer”), the shareholder instructions and master signature page accompanying the Tender Offer, including each of the Master Signature Pages attached hereto, and any amendments or supplements thereto.

     WHEREAS, each Selling Shareholder has agreed to sell, and SARL has agreed to purchase, the number of Class I Common Shares set forth opposite the name of such Selling Shareholder in Schedule II to the Share Purchase Agreement, dated as of the date of this Reimbursement Agreement, among SARL and the Selling Shareholders; and

     WHEREAS, the Selling Shareholders agree to bear the costs and expenses of the above-described sales (collectively, the “Sales”) and to pay Accenture Finance or its affiliates certain other amounts.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:1. Each Selling Shareholder hereby agrees to pay or cause to be paid to Accenture Finance or its designee 1% of the gross proceeds from his or her Sales.

     2. Each Selling Shareholder hereby agrees that any amounts owed by such Selling Shareholder hereunder may be withheld from any proceeds due to such Selling Shareholder in connection with the Sales. Each Selling Shareholder further agrees that Accenture Finance shall have the right, without further notice to the Selling Shareholder, to withhold or set off against any and all amounts owed, due or payable by Accenture Finance or any of its affiliates to the Selling Shareholder (including, without limitation, salary, bonus or similar payments), in any currency, for application against any amounts owed by the Selling Shareholder hereunder, to the extent such amounts have not previously been withheld from such proceeds.

     3. Each Selling Shareholder represents and warrants that this Reimbursement Agreement constitutes the legal, valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms.

     4. This Reimbursement Agreement may not be amended except by an instrument signed in writing by Accenture Finance and each Selling Shareholder directly adversely affected by such amendment or waived except by the party granting the waiver.

     5. This Reimbursement Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     6. (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution or interpretation of this Reimbursement Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Reimbursement Agreement shall continue if reasonably possible during any arbitration proceedings.

     (b) Notwithstanding the provisions of clause (a) above, any party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or

D-1

preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this clause (b), each Selling Shareholder (i) expressly consents to the application of clause (c) of this paragraph 6 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Reimbursement Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the general partner of Accenture SCA, c/o Accenture SCA, 46A Avenue J. F. Kennedy, L-1855 Luxembourg (or, if different, the then-current corporate seat of Accenture SCA) as such Selling Shareholder’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Selling Shareholder of any such service of process, shall be deemed in every respect effective service of process upon the Selling Shareholder in any such action or proceeding.

     (c) (i) EACH SELLING SHAREHOLDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE (B) OF THIS PARAGRAPH 6, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS REIMBURSEMENT AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this clause (c) have a reasonable relation to this Reimbursement Agreement.

     (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in clause (c)(i) of this paragraph 6 and such parties agree not to plead or claim the same.

     7. If any provision of this Reimbursement Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     8. Nothing expressed or referred to in this Reimbursement Agreement will be construed to give any person other than the parties to this Reimbursement Agreement any legal or equitable right, remedy, or claim under or with respect to this Reimbursement Agreement or any provision of this Reimbursement Agreement.

     9. This Reimbursement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Reimbursement Agreement as of the date first above written.

ACCENTURE FINANCE (GIBRALTAR) LIMITED
By:

Name:
Title:

[Master Signature Page of Each Selling Shareholder to be Attached]

D-2